Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Tampa, FL – March 13, 2020 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2019.

Highlights

●	Net income for the fourth quarter was $11.0 million, or $0.12 per diluted share, compared with net loss of $5.2 million, or $(0.05) per diluted share, for the fourth quarter 2018.

●	Net income for the full year 2019 was $8.7 million, or $0.10 per diluted share, compared with $13.5 million, or $0.15 per diluted share for the full year 2018.

●	Shipping revenues for the fourth quarter 2019 were $98.4 million, up 10.3% compared with the fourth quarter 2018. Shipping revenues for the full year 2019 were $355.5 million, down 2.9% compared with the full year 2018.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the fourth quarter and full year 2019 were $93.8 million and $335.1 million, up 17.3% and 2.6%, respectively, compared with the same periods in 2018.

●	Fourth quarter and full year 2019 Adjusted EBITDA(B), a non-GAAP measure, were $33.7 million and $91.6 million, up 45.8% and 5.4%, respectively, from $23.1 million and $87.0 million in the same periods in 2018.

●	Total cash(C) was $41.7 million as of December 31, 2019.

●	On December 11, 2019, we extended the terms on four of our bareboat charters ending December 2020 for additional three-year periods to December 2023.

●	On March 12, 2020, subsidiaries of the Company completed the purchase of three U.S.-flagged crude oil carrier vessels, the Alaskan Explorer, Alaskan Legend, and Alaskan Navigator from BP Oil Shipping Company USA and BP AMI Leasing Inc. (BP) and have entered into a bareboat charter with BP for a fourth vessel, the Alaskan Frontier. In connection with these transactions, OSG also completed the acquisition of Alaska Tanker Company LLC (ATC), the operator of the vessels, making ATC a wholly owned subsidiary of OSG.

Mr. Sam Norton, President and CEO, stated, “We are extremely pleased with the results for the fourth quarter of last year. Revenue, EBITDA and earnings all came in at levels that portend continued progress in fulfilling the promise of our business strategy. For some time, we have been expressing confidence that the mix of our revenue streams has positioned OSG to generate stable revenues from our niche businesses while capturing the upside of the ongoing market recovery. The emerging strength of our conventional tanker earnings contribution is now evident. Combined with the expectation of continued stability from our other revenue streams, we have reason to believe that the long-anticipated return to sustained profitability is now at hand.”

Mr. Norton added, “Looking forward, the acquisition of Alaska Tanker Company and the three large crude oil tankers operated by that company will have a profoundly positive impact on our 2020 results. With the transaction having been completed yesterday, we now expect an incremental EBITDA contribution of $15mm over the balance of this year, and more than $20mm for the first full year of operations in 2021. These transactions allow us to build on our strong Jones Act franchise and present an exciting opportunity for OSG - one that we are looking forward to delivering on.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Fourth Quarter 2019 Results

Shipping revenues were $98.4 million for the quarter, up 10.3% compared with the fourth quarter of 2018. TCE revenues for the fourth quarter of 2019 were $93.8 million, an increase of $13.9 million, or 17.3%, compared with the fourth quarter of 2018, primarily due to an increase in average daily rates earned and decreased spot market exposure.

Operating income for the fourth quarter of 2019 was $18.7 million compared to operating income of $7.4 million in the fourth quarter of 2018.

Net income for the fourth quarter was $11.0 million, or $0.12 per diluted share, compared with net loss of $5.2 million, or $(0.05) per diluted share, for the fourth quarter 2018.

Adjusted EBITDA was $33.7 million for the quarter, an increase of $10.6 million compared with the fourth quarter of 2018, driven primarily by the increase in TCE revenues.

Full Year 2019 Results

Shipping revenues were $355.5 million for the full year 2019, down 2.9% compared with the full year 2018. TCE revenues for the full year 2019 were $335.1 million, an increase of $8.4 million, or 2.6%, compared with the full year 2017. The decrease in shipping revenues primarily resulted from three fewer vessels in operation during most of 2019 compared to 2018. The increase in TCE revenues primarily resulted from an increase in average daily rates earned and decreased spot market exposure.

Operating income for the full year 2019 was $33.4 million compared to operating income of $27.4 million for the full year 2018.

Net income for the full year 2019 was $8.7 million, or $0.10 per diluted share, compared with net income of $13.5 million, or $0.15 per diluted share, for the full year 2018. The decrease was due to the recognition of $21.7 million of previously deferred tax benefits upon completion of an Internal Revenue Service examination in the third quarter of 2018.

Adjusted EBITDA was $91.6 million for the full year 2019, an increase of $4.7 million compared with the full year 2018, driven primarily by the increase in TCE revenues.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2019 results at 9:00 a.m. Eastern Time (“ET”) on Friday, March 13, 2020.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Friday, March 13, 2020 through 10:59 p.m. ET on Friday, March 20, 2020 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10139416.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of the three crude oil tankers just acquired doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally. In addition to the currently operating fleet, OSG has on order two Jones Act compliant barges which are scheduled for delivery in 2020.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our two new barges under construction and their expected participation in the Jones Act trade, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	$75,064	$53,523	$263,683	$213,923
Voyage charter revenues	23,361	35,707	91,864	152,240
Total shipping revenues	98,425	89,230	355,547	366,163
Operating Expenses:
Voyage expenses	4,652	9,321	20,414	39,456
Vessel expenses	35,657	33,931	134,618	134,956
Charter hire expenses	22,630	22,956	90,359	91,350
Depreciation and amortization	13,662	12,885	52,499	50,512
General and administrative	6,482	7,114	23,399	26,880
Bad debt expense	—	—	4,300	—
Loss/(gain) on disposal of vessels and other property, including impairments, net	19	(877)	106	(877)
Total operating expenses	83,102	85,330	325,695	342,277
Income from vessel operations	15,323	3,900	29,852	23,886
Equity in income of affiliated companies	3,328	3,548	3,552	3,538
Operating income	18,651	7,448	33,404	27,424
Other income/(expense), net	448	(1,029)	1,440	(759)
Income before interest expense and income taxes	19,099	6,419	34,844	26,665
Interest expense	(6,509)	(7,488)	(25,633)	(30,890)
Income/(loss) before income taxes	12,590	(1,069)	9,211	(4,225)
Income tax (expense)/benefit	(1,611)	(4,107)	(536)	17,714
Net income/(loss)	$10,979	$(5,176)	$8,675	$13,489

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,375,508	88,563,614	89,251,818	88,394,580
Diluted - Class A	89,954,079	88,563,614	89,658,938	89,045,734

Per Share Amounts from Continuing Operations:
Basic and diluted net income/(loss) – Class A	$0.12	$(0.05)	$0.10	$0.15

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Consolidated Balance Sheets

($ in thousands)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$41,503	$80,417
Restricted cash	60	59
Voyage receivables, including unbilled of $5,611 and $10,160, net of reserve for doubtful accounts	9,247	16,096
Income tax recoverable	1,192	439
Other receivables	3,037	3,027
Prepaid expenses	1,292	9,886
Inventories and other current assets	1,178	2,456
Total Current Assets	57,509	112,380
Vessels and other property, less accumulated depreciation and amortization	737,212	597,659
Deferred drydock expenditures, net	23,734	26,099
Total Vessels, Deferred Drydock and Other Property	760,946	623,758
Restricted cash	114	165
Investments in and advances to affiliated companies	3,599	3,585
Intangible assets, less accumulated amortization	31,817	36,417
Operating lease right-of-use assets	286,469	—
Other assets	35,013	51,425
Total Assets	$1,175,467	$827,730

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$35,876	$34,678
Current installments of long-term debt	31,512	23,240
Current portion of operating lease liabilities	90,145	—
Current portion of finance lease liabilities	4,011	—
Total Current Liabilities	161,544	57,918
Reserve for uncertain tax positions	864	220
Long-term debt	336,535	322,295
Deferred income taxes, net	72,833	73,365
Noncurrent operating lease liabilities	219,501	—
Noncurrent finance lease liabilities	23,548	—
Other liabilities	19,097	44,464
Total Liabilities	833,922	498,262

Commitments and contingencies

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 85,713,610 and 84,834,790 shares issued and outstanding)	857	848
Paid-in additional capital	590,436	587,826
Accumulated deficit	(243,339)	(252,014)
	347,954	336,660
Accumulated other comprehensive loss	(6,409)	(7,192)
Total Equity	341,545	329,468
Total Liabilities and Equity	$1,175,467	$827,730

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Consolidated Statements of Cash Flows

($ in thousands)

	Years Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$8,675	$13,489
Items included in net income not affecting cash flows:
Depreciation and amortization	52,499	50,512
Bad debt expense	4,300	—
Amortization of debt discount and other deferred financing costs	1,965	4,069
Compensation relating to restricted stock, stock unit and stock option grants	1,662	3,785
Deferred income tax benefit	(991)	(18,794)
Interest on finance lease liabilities	1,462	—
Non-cash operating lease expense	90,922	—
Undistributed earnings of affiliated companies	(14)	200
Other – net	—	1,961
Items included in net income related to investing and financing activities:
Loss on repurchases and extinguishment of debt	72	3,399
Loss/(gain) on disposal of vessels and other property, net	106	(877)
Payments for drydocking	(12,278)	(12,902)
Changes in operating assets and liabilities:
Operating lease liabilities	(83,608)	—
Decrease in receivables	2,549	6,531
Decrease in income tax recoverable	(601)	(4,797)
Increase in deferred revenue	4,848	1,514
Net change in other operating assets and liabilities	1,881	(2,835)
Net cash provided by operating activities	73,449	45,255
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(118,055)	(21,807)
Expenditures for other property	(4,459)	(386)
Proceeds from disposal of vessels and other property	3,404	2,367
Deposit for vessel purchases	(10,800)	—
Net cash used in investing activities	(129,910)	(19,826)
Cash Flows from Financing Activities:
Extinguishment and repurchases of debt	(3,271)	(427,123)
Issuance of debt, net of issuance and deferred financing costs	47,824	344,801
Payments on debt	(23,866)	(28,166)
Tax withholding on share-based awards	(294)	(569)
Payments on principal portion of finance lease liabilities	(2,896)	—
Net cash provided by/(used in) financing activities	17,497	(111,057)
Net decrease in cash, cash equivalents and restricted cash	(38,964)	(85,628)
Cash, cash equivalents and restricted cash at beginning of year	80,641	166,269
Cash, cash equivalents and restricted cash at end of year	$41,677	$80,641

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2019 and the comparable periods of 2018. Revenue days in the quarter ended December 31, 2019 totaled 1,887 compared with 1,927 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2019 totaled 7,215 compared with 7,678 in the prior year. A summary fleet list by vessel class can be found later in this press release.

For the three months ended December 31,	2019		2018
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$45,640	$59,832	$32,420	$58,833
Revenue days	92	1,102	248	826
Non-Jones Act Handysize Product Carriers:
Average rate	$39,904	$16,114	$18,427	$11,220
Revenue days	179	175	181	3
ATBs:
Average rate	$20,666	$24,150	$10,984	$21,548
Revenue days	66	89	226	259
Lightering:
Average rate	$55,056	$—	$64,347	$—
Revenue days	184	—	184	—

For the years ended December 31,	2019		2018
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$25,036	$57,910	$31,254	$60,252
Revenue days	523	4,052	1,142	3,141
Non-Jones Act Handysize Product Carriers:
Average rate	$30,671	$13,912	$25,925	$12,097
Revenue days	482	417	707	3
ATBs:
Average rate	$19,117	$21,861	$15,333	$22,207
Revenue days	255	773	990	998
Lightering:
Average rate	$63,162	$—	$66,041	$—
Revenue days	713	—	697	—

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Fleet Information

As of December 31, 2019, OSG’s operating fleet consisted of 21 vessels, 10 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at December 31, 2019
Vessel Type	Number	Number	Total Vessels	Total dwt (2)
Handysize Product Carriers (1)	6	11	17	810,825
Refined Product ATBs	2	—	2	59,490
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	10	11	21	961,427

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.

(2)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2019	2018	2019	2018
TCE revenues	$93,773	$79,909	$335,133	$326,707
Add: Voyage Expenses	4,652	9,321	20,414	39,456
Shipping revenues	$98,425	$89,230	$355,547	$366,163

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which include Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

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The following table sets forth the contribution of our vessels:

	Years Ended December 31,
($ in thousands)	2019	2018
Niche Market Activities	$88,438	$92,163
Jones Act Handysize Tankers	12,902	(4,238)
ATBs	8,816	12,476
Vessel Operating Contribution	110,156	100,401
Depreciation and amortization	52,499	50,512
General and administrative	23,399	26,880
Bad debt expense	4,300	—
Loss/(gain) on disposal of vessels and other property, including impairments, net	106	(877)
Income from vessel operations	$29,852	$23,886

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2019	2018	2019	2018
Net income/(loss)	$10,979	$(5,176)	$8,675	$13,489
Income tax expense/(benefit)	1,611	4,107	536	(17,714)
Interest expense	6,509	7,488	25,633	30,890
Depreciation and amortization	13,662	12,885	52,499	50,512
EBITDA	32,761	19,304	87,343	77,177
Amortization classified in charter hire expenses	96	387	873	1,781
Interest expense classified in charter hire expenses	390	420	1,592	1,711
Loss/(gain) on disposal of vessels and other property, including impairments, net	19	(877)	106	(877)
Non-cash stock based compensation expense	450	1,473	1,662	3,785
Loss on repurchases and extinguishment of debt	—	2,417	72	3,399
Adjusted EBITDA	$33,716	$23,124	$91,648	$86,976

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(C) Total Cash

($ in thousands)	December 31, 2019	December 31, 2018
Cash and cash equivalents	$41,503	$80,417
Restricted cash - current	60	59
Restricted cash – non-current	114	165
Total Cash	$41,677	$80,641

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